UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Sizeler Property Investors, Inc.

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Contact:	Andrea Calise
Kekst and Company
(212) 521-4845

Sizeler Responds to First Union’s Plan of Distortion and Destabilization

New Orleans, LA, March 28, 2005 — Sizeler Property Investors, Inc. (NYSE: SIZ) stated today that First Union Real Estate Equity & Mortgage Investments (NYSE: FUR), by issuing its most recent letter to Sizeler stockholders as a press release this morning, continues what Sizeler believes is a plan of distortion and after-the-fact mischaracterization. This letter is the same spin that First Union keeps putting out consistent with what Sizeler believes is its long-standing, if lately proclaimed, efforts to try to destabilize Sizeler to the detriment of Sizeler shareholders. First Union now admits to a plan to seize control of Sizeler without paying a premium to Sizeler shareholders.

As they consider future alternatives for Sizeler, Sizeler shareholders should inquire about the business relationships and business practices, past and present, of First Union and its entrenched controlling shareholder Michael Ashner. In particular, Sizeler and its shareholders should question whether Ashner, the self-proclaimed liquidator, is attempting to align First Union with hedge funds, who are often structured to be rewarded through speculative, short-term market plays rather than long-term investment strategies. Hedge funds are under increasing scrutiny by regulatory authorities and the financial markets themselves. Moreover, Sizeler shareholders have every reason to want to know the full extent, if any, of Ashner’s relationship with William Ackman, a hedge fund manager whose tactics have come under investigation by the New York Attorney General’s office and who sold First Union to Ashner. In particular, shareholders should be interested in whether there is any connection between the timing of Ashner’s and Ackman’s major accumulations of Sizeler common stock in August and September, 2004.

Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) which invests in retail and apartment properties in the southeastern United States. The Company currently owns a total of thirty-one properties — sixteen in Louisiana, eleven in Florida and four in Alabama.

PROXY SOLICITATION

SIZELER AND ITS DIRECTORS AND CERTAIN OF ITS EXECUTIVE OFFICERS AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH SIZELER’S SOLICITATION OF PROXIES FOR

THE 2005 ANNUAL MEETING BECAUSE THESE STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SEC, AT THE SEC’S INTERNET WEBSITE WWW.SEC.GOV AND ALSO ON SIZELER’S INTERNET WEBSITE WWW.SIZELER.NET. WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC. WHO IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES AT (800) 654-2468 OR (212) 754-8000 (COLLECT).

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